Exhibit 99.1

Runway Growth Finance Corp.

Provides Second Quarter 2024 Portfolio Update

•	Completed Two Investments in New Portfolio Companies Representing $75.5 Million in Funded Loans

MENLO PARK, Calif., July 11, 2024—Runway Growth Finance Corp. (Nasdaq: RWAY) (“Runway Growth” or the “Company”), a leading provider of flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity, today provided an operational and portfolio update for the second quarter ended June 30, 2024.

“Runway Growth delivered portfolio expansion in the second quarter while maintaining our disciplined approach to underwriting and credit quality,” said David Spreng, Founder and CEO of Runway Growth. “As we evaluate the current late- and growth-stage market, we are confident that more high-quality companies are seeking non-dilutive capital to advance their strategic roadmaps. Our borrowers continue to generate strong performance in the existing operating environment, and we look forward to partnering with additional companies. We have a strong, actionable pipeline of attractive investments and believe we are well-positioned to execute on the right transactions in the second half of 2024.”

Originations

In the second quarter of 2024, Runway Growth funded two investments in new portfolio companies. These include:

•	Completion of a $58.4 million investment to a new portfolio company in the marketing technology industry that is an enterprise SaaS platform focused on customer engagement for mobile apps, funding $58.4 million at transaction close; and

•	Completion of a new $56.1 million senior secured term loan commitment to Onward Medical N.V. (Euronext: ONWD) (“Onward”), funding $17.1 million at close. Onward is a medical technology company creating innovative spinal cord stimulation therapies to restore movement, function, and independence in people with spinal cord injuries.

Liquidity Events

During the second quarter ended June 30, 2024, Runway Growth experienced one prepayment totaling $25.3 million and scheduled principal amortization of $1.3 million. The prepayment included:

•	Full principal repayment of the Company’s senior secured term loan to Turning Tech Intermediate, Inc. (DBA Echo 360, Inc.) of $25.3 million.

Portfolio Construction and Management

Runway Growth is a credit-first organization, carefully structured to focus on what it believes to be the highest quality, late-stage companies in the venture debt market. The Company continues to uphold heightened investment standards throughout higher for longer interest rates with disciplined underwriting and diligent monitoring of its portfolio. Runway Growth is positioned as a preferred lender in the venture debt space, supporting and working closely with companies to help them reach their full growth potential. Since inception, the Company has focused on the fastest growing sectors of the economy, including life sciences, technology and select consumer services and products industries. Runway Growth’s low leverage ratio and ample dry powder enable it to deploy capital across its core sectors in a manner that is fully accretive.

As of June 30, 2024, the Runway Growth portfolio included 47 debt investments to 31 portfolio companies and 83 equity investments in 52 portfolio companies, including 28 portfolio companies where Runway Growth holds both a debt and equity investment. Investments were comprised of late and growth-stage businesses in the technology, life sciences and consumer services and products industries. Runway Growth’s normal business operations include frequent communication with portfolio companies.

About Runway Growth Finance Corp.

Runway Growth is a growing specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940. Runway Growth is externally managed by Runway Growth Capital LLC, an established registered investment advisor formed in 2015 and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

IR Contacts:

Stefan Norbom, Prosek Partners, snorbom@prosek.com

Thomas B. Raterman, Chief Financial Officer and Chief Operating Officer, tr@runwaygrowth.com